CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2022, relating to the financial statements and financial highlights of MainGate Trust comprising MainGate MLP Fund for the year ended November 30, 2021.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
August 1, 2023